                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                ____________________

                                      FORM S-8

                               Registration Statement

                                       Under

                             The Securities Act of 1933

                                 SAXTON INCORPORATED

               (Exact name of registrant as specified in its charter)


                       Nevada                               88-0223654
          -------------------------------              -------------------
          (State or other jurisdiction of                 (IRS Employer
           incorporation or organization)              Identification No.)


        5440 West Sahara Avenue, Third Floor
                   Las Vegas, NV                              89146
      ----------------------------------------              ----------
      (Address of Principal Executive Offices)              (Zip Code)


                       Management Stock Option Incentive Plan
                                        and
                          Non-Plan Employee Stock Options
                       ---------------------------------------
                              (Full title of the plan)


                                 James C. Saxton
         5440 West Sahara Avenue, Third Floor, Las Vegas, Nevada  89146
                                 (702) 221-1111
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                     Copy to:
                              Theodore H. Latty, Esq.
                             Hughes Hubbard & Reed LLP
                         350 South Grand Avenue, Suite 3600
                            Los Angeles, CA  90071-3442


                          CALCULATION OF REGISTRATION FEE

                                                                                             PROPOSED
                                                                 PROPOSED                    MAXIMUM
       TITLE OF SECURITIES           AMOUNT TO BE            MAXIMUM OFFERING          AGGREGATE OFFERING           AMOUNT OF
        TO BE REGISTERED            REGISTERED(1)           PRICE PER SHARE(2)               PRICE(2)           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------

     Common Stock, par value
         $.001 per share            250,000 shares                $5.157                   $1,289,250.00             $358.42
--------------------------------------------------------------------------------------------------------------------------------
    Common Stock, par value          99,298 shares(3)              $6.10                     $605,717.80             $168.39
         $.001 per share
--------------------------------------------------------------------------------------------------------------------------------

     (1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable pursuant to stock splits, stock dividends or similar transactions.

     (2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. With respect to 99,298 shares of Common Stock as to which stock options were granted pursuant to individual stock option agreements, the registration fee is based on the option exercise price of $6.10 per share, and with respect to the balance of the shares being registered (consisting of 250,000 shares of Common Stock), the registration fee is based on a price of $5.157 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock
          Market on July 30, 1999.

     (3) Represents the 99,298 shares of Registrant's Common Stock underlying stock options granted pursuant to individual stock option agreements.

     Securities offered and sold under the Management Stock Option Incentive Plan ("the Plan") which is a subject of this Registration Statement were also registered by means of a Registration Statement on Form S-8, No. 333-68325, filed with the Securities and Exchange Commission on December 3, 1998 (the "Prior Registration Statement"). Prospectus documents used in connection with this Registration Statement will also apply with respect to the Prior Registration Statement.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of Part II of Registrant's Prior Registration Statement on Form S-8, SEC File Number 333-68325, filed on December 3, 1998, with respect to the Plan, are incorporated herein by this reference.


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Saxton Incorporated (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1999; and

     (d) The description of Company's Common Stock contained in the Company's registration statements therefore and subsequent amendments thereof.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.751 of the Nevada General Corporation Law (the "GCL") and
Article VIII of the Bylaws of the Company contain provisions for indemnification of officers and directors of the Company. Section 78.751 of the GCL also contains provisions permitting the indemnification of employees and agents of the Company. The provisions of the Bylaws permit the Company to indemnify officers and directors to the full extent permitted under law. Each person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Company. Indemnification would cover expenses including attorneys' fees, judgments, fines and amounts paid in settlement. The Company has also entered into separate indemnification agreements with certain of its officers and directors. These indemnification agreements are separate and independent of the indemnification rights under the Bylaws and are irrevocable.

     The Company's Articles of Incorporation eliminate each director's and officer's liability to the Company or its stockholders for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud, or knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the GCL.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

     In addition to the exhibits incorporated herein by reference to the Prior Registration Statement, the following exhibits are included herewith.

 NUMBER    DESCRIPTION                                METHOD OF FILING
 ------    -----------                                ----------------
 4.4       Amendment to Saxton Incorporated           Filed herewith
           Management Stock Option Incentive Plan

 5.1       Opinion of Hughes Hubbard & Reed LLP       Filed herewith

 23.3      Consent of KPMG LLP                        Filed herewith

 23.4      Consent of Deloitte & Touche LLP           Filed herewith

 23.5      Consent of Hughes Hubbard & Reed LLP       Included in Exhibit 5.1

 24.1      Powers of Attorney                         Filed herewith

Item 9. UNDERTAKINGS

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 6, 1999.

                              SAXTON INCORPORATED

                              By:  /s/ James C. Saxton
                                   ---------------------------------------------
                                   Name:  James C. Saxton
                                   Title:  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 1999.

SIGNATURE                                CAPACITY

/s/ James C. Saxton                      President, Chief Executive Officer
-----------------------------------      and Chairman of the Board of
 James C. Saxton                         Directors (Principal Executive
                                         Officer)


/s/ Kirk Scherer                         Chief Financial Officer (Principal
-----------------------------------      Financial and Accounting Officer)
 Kirk Scherer


/s/ Timothy J. Adams                     Director
-----------------------------------
 Timothy J. Adams


/s/ Marc Hechter                         Director
-----------------------------------
 Marc Hechter


/s/ Michele Saxton Pori                  Director
-----------------------------------
 Michele Saxton Pori


/s/ Douglas W. Hensley                   Director
-----------------------------------
 Douglas W. Hensley

SIGNATURE                                 CAPACITY

/s/ Paul Eisenberg                       Director
-----------------------------------
 Paul Eisenberg


/s/ Bernard J. Mikell, Jr.               Director
-----------------------------------
 Bernard J. Mikell, Jr.


/s/ Robert L. Seale                      Director
-----------------------------------
 Robert L. Seale


/s/ Robert R. Barengo                    Director
-----------------------------------
 Robert R. Barengo


/s/ Robert A. Hynote                     Director
-----------------------------------
 Robert A. Hynote

                                   EXHIBIT INDEX

 NUMBER    DESCRIPTION                               METHOD OF FILING
 ------    -----------                               ----------------
 4.4       Amendment to Saxton Incorporated          Filed herewith
           Management Stock Option Incentive Plan

 5.1       Opinion of Hughes Hubbard & Reed LLP      Filed herewith

 23.3      Consent of KPMG LLP                       Filed herewith

 23.4      Consent of Deloitte & Touche LLP          Filed herewith

 23.5      Consent of Hughes Hubbard & Reed LLP      Included in Exhibit 5.1

 24.1      Powers of Attorney                        Filed herewith